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                                                                    EXHIBIT 23.1
                  ARONEX PHARMACEUTICALS, INC. AND SUBSIDIARIES

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 dated August 18, 1992, June 7, 1994, December 31, 1997 and August 20, 1999 and Form S-3 dated June 20, 2000 and November 15, 2000.



ARTHUR ANDERSEN LLP



March 27, 2001
Houston, Texas